Exhibit 10.4

$[           ]

Anchor BanCorp Wisconsin Inc.

Senior Notes due [       ]

PURCHASE AGREEMENT

[              ], 2013
Ladies and Gentlemen:

Anchor BanCorp Wisconsin Inc., a Wisconsin corporation (the “Company”), hereby agrees with the several purchasers named in Schedule I hereto (the “Purchasers”) as follows:

1.      Issuance of Notes. Subject to the terms and conditions herein contained, the Company proposes to issue and sell to the Purchasers up to $[       ] aggregate principal amount of the Company’s Senior Notes due [       ] (each a “Note” and, collectively, the “Notes”).  The coupon rate on the Notes will be [       ]% per annum if the yield on the current five-year U.S. Treasury note (the “UST Rate”) is not greater than [       ]% as indicated on the Bloomberg reference page BBT at 12:00 p.m., New York, New York time on the second business day prior to the Closing Date (as defined herein) (the “Determination Time”); provided, however, that if the UST Rate is greater than [       ]% at the Determination Time, then the coupon rate to be paid (out to the second decimal point) on the Notes will increase by the corresponding increase in the UST Rate over [       ]%, up to a maximum coupon rate on the Notes of [       ]%.  The Notes will be issued pursuant to an Indenture, substantially in the form attached hereto as Exhibit A (the “Indenture”), to be dated on or about the Closing Date, between the Company and Wilmington Trust, National Association, as trustee (the “Trustee”).

On or prior to the date hereof, the Company delivered to the Purchasers a letter (a “Disclosure Letter”) setting forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in Section 3; provided that information which is reasonably apparent on its face that it relates to another provision of this Agreement, shall also be deemed to be Previously Disclosed (as defined below) information with respect to such other provision. All references in this Agreement to information which has been “Previously Disclosed” means information set forth in the Disclosure Letter or in (i) the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2013 (“Form 10-K”), as filed by it with the Securities and Exchange Commission (“SEC”), (ii) the Company’s Annual Report on Form 10-K/A for the fiscal year ended March 31, 2013, as filed by it with the SEC or (iii) any Current Report on Form 8-K, as filed or furnished by the Company with the SEC since April 1, 2013 (the foregoing, collectively, the “Company Reports”).

This Agreement, the Indenture and the Notes are collectively referred to herein as the “Documents,” and the transactions contemplated thereby and in the Stock Purchase Agreements, each dated of even date herewith, by and between the parties listed thereto (the “Stock Purchase Agreements”), are collectively referred to herein as the “Transactions.”  Following the date of this Agreement and prior to the Closing Date, subject to the approval of the Company, if there are any additional purchasers of the Notes, such purchasers shall enter into a joinder agreement to this Agreement, the form of which is attached hereto as Exhibit B (the “Joinder Agreement”), pursuant to which such purchasers shall become parties to this Agreement.

2.      Purchase, Sale and Delivery. On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to each Purchaser, severally and not jointly, and each Purchaser, severally and not jointly, agrees to purchase from the Company, at a purchase price of 100% of the aggregate principal amount thereof, the aggregate principal amount of the Notes set forth in Schedule I opposite the name of such Purchaser, plus any additional principal amount of Notes which such Purchaser may become obligated to purchase pursuant to the provisions of Section 10 hereof. Subject to the satisfaction (or, to the extent permitted, waiver) of the conditions set forth in Section 6 hereof, delivery to the Purchasers of and payment for the Notes shall be made at a closing (the “Closing”) to take place contemporaneously with the closing of the transactions contemplated by the Securities Purchase Agreements at the offices of Skadden, Arps, Slate, Meagher & Flom LLP located at Four Times Square, New York, New York, 10036 (or at such other place as shall be reasonably acceptable to the Purchasers), as soon as practicable, but in no event later than the second business day after the satisfaction or waiver of the conditions set forth in Section 6 hereof (excluding conditions that, by their terms, cannot be satisfied until the Closing, but the Closing shall be subject to the satisfaction or waiver of those conditions).  The date of the Closing is referred to as the “Closing Date.”

Subject to Section 5(c)(i) , the Notes to be purchased by the Purchasers hereunder will be represented by one or more global certificates in book-entry form which will be deposited by or on behalf of the Company through the facilities of The Depository Trust Company (“DTC”) or its designated custodian, and registered in the name of Cede & Co.  Such global certificate or certificates representing the Notes shall be registered in such name or names and denominations as such Purchasers may request, against payment by such Purchasers of the purchase price therefor by immediately available federal funds bank wire transfer to such bank account or accounts as the Company shall designate to the Purchasers at least two business days prior to the Closing. The global certificates representing the Notes shall be made available to the Purchasers for inspection at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York 10036 (or such other place as shall be reasonably acceptable to the Purchasers) not later than 10:00 a.m., New York, New York time one business day immediately preceding the Closing Date.

3.      Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the Purchasers that, as of the date hereof and as of the Closing Date:

(a)      Reporting Compliance. The Company is subject to, and is in compliance in all material respects with, the reporting requirements of Section 13 and Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder (collectively, the “Exchange Act”). The Company Reports, at the time they were or hereafter are filed or furnished with the SEC, complied in all material respects with the requirements of the Exchange Act and did not and do not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.  As of the date of this Agreement, no executive officer of the Company has failed to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act of 2002.

(b)      Preparation of Financial Statements. Each of the consolidated balance sheets of the Company and the Subsidiaries and the related consolidated statements of income, stockholders’ equity and cash flows, together with the notes thereto, included in any Company Report filed with the SEC on or after March 31, 2010 and prior to the date of this Agreement (collectively, the “Financial Statements”), (1) have been prepared from, and are in accordance with, the books and records of the Company and the Subsidiaries, (2) complied, as of their respective date of such filing, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, (3) have been prepared in accordance with GAAP applied on a consistent basis and (4) present fairly in all material respects the consolidated financial position of the Company and the Subsidiaries at the dates and the consolidated results of operations, changes in stockholders’ equity and cash flows of the Company and the Subsidiaries for the periods stated therein (subject to the absence of notes and non-material year-end audit adjustments in the case of unaudited Company Financial Statements).  All other financial, statistical and market and industry data and forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Exchange Act) contained in the Company Reports are fairly and accurately presented, in all material respects, are based on or derived from sources that the Company believes to be reliable and accurate and are presented on a reasonable basis. To the extent applicable, all disclosures contained in the Company Reports regarding “non-GAAP financial measures” (as such term is defined by the SEC’s rules and regulations) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Exchange Act, as applicable, in all material respects.

(c)      Disclosure Controls and Procedures.   The records, systems, controls, data and information of the Company and the Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of the Company or the Subsidiaries or accountants (including all means of access thereto and therefrom), except for any nonexclusive ownership and nondirect control that would not reasonably be expected to have a material adverse effect on the system of internal accounting controls described below in this Section 3(c).  The Company (A) has implemented and maintains an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the chief executive officer and the chief financial officer of the Company by others within those entities, (B) has implemented and maintains internal controls over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) and (C) has disclosed, based on its most recent evaluation prior to the date of this Agreement, to the Company’s outside auditors and the audit committee of the Board of Directors (x) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information, and (y) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.  The statements relating to disclosure controls and procedures made by the principal executive officers (or their equivalents) and principal financial officers (or their equivalents) of the Company in the certifications required by the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”) are complete and correct in all material respects. As of the date of this Agreement, the Company has no knowledge of any reason that its outside auditors and its chief executive officer and chief financial officer shall not be able to give the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of the Sarbanes-Oxley Act, without qualification, when next due.  Since December 31, 2009, (i) neither the Company nor any Subsidiary nor, to the knowledge of the Company, any director, officer, employee, auditor, accountant or representative of the Company or any Subsidiary has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or any Subsidiary or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that the Company or any Subsidiary has engaged in questionable accounting or auditing practices, and (ii) no attorney representing the Company or any Subsidiary, whether or not employed by the Company or any Subsidiary, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by the Company or any of its officers, directors, employees or agents to the Board of Directors or any committee thereof or to any director or officer of the Company.

(d)      Independent Accountants. McGladrey LLP (“McGladrey”), the Company’s independent auditor, who has certified and expressed its opinion with respect to the audited financial statements and related notes contained the Company Reports, is (i) an independent registered public accounting firm with respect to the Company and the Subsidiaries within the applicable rules and regulations adopted by the SEC and as required by the Securities Act, (ii) in compliance with the applicable requirements relating to the qualification of accountants under Regulation S-X and (iii) a registered public accounting firm as defined by the Public Company Accounting Oversight Board whose registration has not been suspended or revoked and who has not requested such registration to be withdrawn. To the Company’s knowledge, McGladrey is not and has not been in violation of the auditor independence requirements of the Sarbanes-Oxley Act in respect of the Company.

(e)      No Material Adverse Change. Subsequent to the respective dates as of which information is contained in the Company Reports, except as Previously Disclosed, (i) neither the Company nor any of the Subsidiaries has incurred any liabilities, direct or contingent, including without limitation any losses or interference with its business from fire, explosion, flood, earthquakes, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute or court or governmental action, order or decree, that are material, individually or in the aggregate, to the Company and the

Subsidiaries, taken as a whole, or has entered into any transactions not in the ordinary course of business, (ii) neither the Company nor any of the Subsidiaries has made or declared any distribution or dividend in cash or in kind to their respective stockholders or issued or repurchased any shares of their respective capital stock or other equity interests, and (iii) there has not been any material adverse change in the business, assets, liabilities, properties, results of operations or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole (each of clauses (i), (ii) and (iii), a “Material Adverse Change”).

(f)      Subsidiaries. Each of the Company’s subsidiaries that is a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X (each a “Subsidiary” and collectively, the “Subsidiaries”) is listed on Schedule II attached hereto.

(g)      Incorporation and Good Standing of the Company and its Subsidiaries; Material Adverse Effect.  As of the date of this Agreement, the Company and each of the Subsidiaries (i) has been organized or formed, as the case may be, is validly existing, duly qualified to do business and is in good standing under the laws of its jurisdiction of organization, (ii) has all requisite power and authority to carry on its business and to own, lease and operate its properties and assets as it is now being conducted and (iii) is duly qualified or licensed to do business and is in good standing as a foreign corporation, partnership or other entity as the case may be, authorized to do business in each jurisdiction in which the nature of such businesses or the ownership or leasing of such properties requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect (as defined herein).  As used in this Agreement, the term “Material Adverse Effect” means any fact, event, change, condition, development, circumstance or effect that, individually or in the aggregate, (1) would reasonably be expected to be material and adverse to the business, assets, liabilities, properties, results of operations or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, other than any such fact, event, change, condition, development, circumstance or effect attributable to, resulting from, arising out of or relating to (i) the Company’s anticipated voluntary bankruptcy petition under Chapter 11 of Title 11 of the United States Code, 11 U.S.C. §§ 101, et seq., in the United States Bankruptcy Court for the Western District of Wisconsin (the “Bankruptcy Court”), (ii) any change or proposed change, after the date hereof, in banking or similar laws, rules or regulations of general applicability or interpretations thereof by Governmental Authorities (as defined herein), (iii) any change, after the date hereof, in GAAP or interpretations thereof, (iv) changes, after the date hereof, affecting the financial services industry generally, the United States economy or general economic conditions, including changes in prevailing interest rates, credit markets, secondary or mortgage market conditions or housing price appreciation/depreciation trends, including changes to any previously correctly applied asset marks resulting therefrom, (v) national or international political or social conditions, including the engagement by the United States in hostilities or escalation thereof, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon the United States, or any of its territories, possessions, or diplomatic or consular offices, (vi) the failure of the Company to meet any internal or public projections, forecasts, estimates or guidance for any period ending after March 31, 2013; provided that the exception in this clause (vii) shall not prevent or otherwise affect a determination that any fact, event, change, condition, development, circumstance or effect underlying such a failure has resulted in, or contributed to, a Material Adverse Effect, (viii) any actions taken with the prior written consent of the Purchaser, (ix) the Regulatory Agreements (defined herein) applicable to the Company or the Bank (as defined herein), or (x) compliance with the terms of, or the taking of any action required by, this Agreement, except in the case of the foregoing clauses (ii), (iii), (iv) or (v), to the extent any fact, event, change, condition, development, circumstance or effect referred to therein has or would reasonably be expected to have a disproportionate impact on the business, assets, liabilities, properties, results of operations or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, relative to other similarly situated industry participants, or (2) would materially impair the ability of the Company and the Subsidiaries to perform their respective obligations under the Documents or to consummate the Closing.

The Company is a savings and loan holding company under the Home Owners’ Loan Act (the “HOLA”).  As of the Closing Date, as a result of the Delaware Conversion (as defined herein), and subject to confirmation of the Plan of Reorganization (as defined herein) by the Bankruptcy Court, the Company shall be a corporation duly organized and validly existing under the laws of the State of Delaware, duly qualified to do business and in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and failure to be so qualified would have or reasonably be expected to have a Material Adverse Effect and will have corporate power and authority to own its properties and assets and to carry on its business as it is then being conducted.  AnchorBank, fsb (the “Bank”) is validly existing as a federal savings association and its charter is in full force and effect.  The Bank’s deposit accounts are insured by the Deposit Insurance Fund of the Federal Deposit Insurance Corporation (the “FDIC”) to the fullest extent permitted by Federal Deposit Insurance Act and the rules and regulations of the FDIC thereunder, and all premiums and assessments required to be paid in connection therewith have been paid when due, and no proceeding for the revocation or termination of such insurance has been instituted or is pending or, to the knowledge of the Company, is threatened or contemplated.  Under the Plan of Reorganization, the Company will (i) convert from a Wisconsin corporation to a Delaware corporation in accordance with Section 265 of the Delaware General Corporation Law (the “Delaware Conversion”) and (ii) amend and restate the Articles of Incorporation  (the “Amended Charter”) in order to, among other things, increase the number of authorized shares of Common Stock to at least 2,000,000,000 shares or such larger number as the board of directors of the Company (the “Board of Directors”) determines is necessary to effectuate the Transactions and adopt certain restrictions on acquisitions and dispositions of securities and to make certain other changes.

(h)      Capitalization and Other Capital Stock Matters. All of the issued and outstanding shares of capital stock of the Company and each of the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and were not issued in violation of, and are not subject to, any preemptive or similar rights. All of the outstanding shares of capital stock or other equity interests of each of the Subsidiaries are owned, directly or indirectly, by the Company, free and clear of all liens, security interests, mortgages, pledges, charges, equities, claims or restrictions on transferability or encumbrances of any kind (collectively, “Liens”), other than those imposed by the Securities Act and the securities or “Blue Sky” laws of certain U.S. state jurisdictions. Except as Previously Disclosed, there are no outstanding (A) options, warrants or other rights to purchase from the Company or any of the Subsidiaries, (B) agreements, contracts, arrangements or other obligations of the Company or any of the Subsidiaries to issue or (C) other rights to convert any obligation into or exchange any securities for, in the case of each of clauses (A) through (C), shares of capital stock of or other ownership or equity interests in the Company or any of the Subsidiaries.

(i)      Legal Power and Authority. Subject to the confirmation of a plan of reorganization of the Company (the “Plan of Reorganization”) by order of the Bankruptcy Court, the Company has the corporate power and authority to enter into this Agreement and, subject to the completion of the Delaware Conversion and effectiveness of the Amended Charter, to carry out its obligations hereunder and thereunder.  The execution, delivery and performance of this Agreement, have been duly authorized by the affirmative vote of at least a majority of the directors on the Board of Directors.  No other corporate proceedings or stockholder actions are necessary for the execution and delivery by the Company of this Agreement, the performance by the Company of its obligations hereunder or the consummation by the Company of the transactions contemplated hereby.

(j)      The Agreement and the Indenture. This Agreement has been duly and validly authorized, executed and delivered by the Company. The Indenture has been duly and validly authorized by the Company. The Indenture, when executed and delivered by the Company and the Trustee, will constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance, fraudulent transfer or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought.

(k)      Notes. The Notes have been duly and validly authorized by the Company and when issued and delivered to and paid for by the Purchasers in accordance with the terms of this Agreement and the Indenture, will have been duly executed, authenticated, issued and delivered and will constitute legal, valid and binding obligations of the Company, entitled to the benefit of the Indenture, and enforceable against the Company in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance, fraudulent transfer or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought. When executed and delivered, the Notes will be substantially in the form contemplated by the Indenture.

(l)      Compliance with Existing Instruments. Neither the Company nor any of the Subsidiaries is (i) in violation of its certificate of incorporation, bylaws or other organizational documents (the “Charter Documents”); (ii) except as Previously

Disclosed, in violation of any U.S. federal, state or local statute, law (including, without limitation, common law) or ordinance, or any judgment, decree, rule, regulation, order or injunction (collectively, “Applicable Law”) of any court, administrative agency or commission or other governmental authority or instrumentality, whether federal, state, local or foreign, or any applicable industry self-regulatory organization (each, a “Governmental Authority”), applicable to any of them or any of their respective properties; or (iii) except as Previously Disclosed, in breach of or default under any material bond, debenture, note, loan or other evidence of indebtedness, indenture, mortgage, deed of trust, lease or any other agreement or instrument (in each case, excluding deposits) to which any of them is a party or by which any of them or their respective property is bound (collectively, the “Applicable Agreements”), except, in the case of clauses (ii) and (iii) for such violations, breaches or defaults that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as Previously Disclosed, all Applicable Agreements are in full force and effect and are legal, valid and binding obligations. There exists no condition that, with the passage of time or otherwise, would constitute (a) a violation of such Charter Documents or Applicable Laws, (b) a breach of or default or a “Debt Repayment Triggering Event” (as defined below) under any Applicable Agreement or (c) result in the imposition of any penalty or the acceleration of any indebtedness. As used herein, a “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of the Subsidiaries or any of their respective properties.

(m)      No Conflicts.  Except as Previously Disclosed, neither the execution and delivery by the Company of the Documents, the performance by the Company of its obligations thereunder nor the consummation of the Transactions, nor compliance by the Company with any of the provisions of any of the foregoing, will (A) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of, a Lien on any assets of the Company or any of the Subsidiaries, the imposition of any penalty or a Debt Repayment Triggering Event under or pursuant to (i) subject to completion of the Delaware Conversion and the effectiveness of the Amended Charter, the Charter Documents, (ii) any material Applicable Agreement or (B) violate in any material respect (i) any Applicable Law or (ii) any order, writ, judgment, injunction, decree, determination or award binding upon or affecting the Company. After consummation of the Transactions, no Default (as defined in the Indenture) or Event of Default (as defined in the Indenture) will exist.

(n)      No Consents. No notice to, registration, declaration or filing with, exemption or review by, or authorization, order, consent or approval of, any Governmental Authority, or expiration or termination of any statutory waiting period, is necessary for the consummation by the Company of the Transactions, other than (i) the securities or blue sky laws of the various states and filings, notices, approvals or clearances required under federal or state banking laws or the Regulatory Agreements (as defined here), (ii) those that have already been obtained and are in full force and effect and (iii) those that are required or permitted to be obtained after the date hereof, including the filing of a Current Report on Form 8-K with the SEC as may be required under the Securities Act and the Exchange Act and the receipt of the Required Approvals (as defined herein), as the case may be, regarding the Documents and the Transactions.

(o)      No Material Applicable Laws or Proceedings. (i) No Applicable Law shall have been enacted, adopted, passed or issued, (ii) no stop order suspending the qualification or exemption from qualification of any of the Notes in any jurisdiction shall have been issued and no proceeding for that purpose shall have been commenced or, to the Company’s knowledge, after due inquiry, be pending or contemplated as of the Closing Date and (iii) except as Previously Disclosed, there is no action, claim, suit, demand, hearing, notice of violation or deficiency, or proceeding pending or, to the knowledge of the Company or any of the Subsidiaries, after due inquiry, threatened or contemplated by Governmental Authorities or threatened by others (collectively, “Proceedings”) that, with respect to clauses (i), (ii) and (iii) of this paragraph (A) would, as of the date hereof and on the Closing Date, restrain, enjoin, prevent or interfere with the consummation of the Transactions or (B) would, individually or in the aggregate, have a Material Adverse Effect.

(p)      Knowledge as to Required Approvals.  As of the date of this Agreement, the Company has no knowledge of any reason relating to the Company or any Subsidiary why the Required Approvals (as defined herein) will not be obtained without the imposition of any Burdensome Condition (as defined herein).

(q)           All Necessary Permits. The Company and each Subsidiary has all material permits, licenses, franchises, authorizations, orders, and approvals of, and has made all material filings, applications, and registrations with, Governmental Authorities that are required in order to permit it to own or lease its properties and assets and to carry on its business as presently conducted and that are material to the business of the Company or such Subsidiary; all such material permits, licenses, certificates of authority, orders and approvals are in full force and effect, and all such material filings, applications and registrations are current, and, to the knowledge of the Company, no suspension or cancellation of any of them is threatened.

(r)      Properties and Leases. Except for any Permitted Liens (as defined herein), the Company and the Subsidiaries have good title free and clear of any Liens to all real and personal property reflected in the Company’s consolidated balance sheet as of March 31, 2013 included in the Form 10-K for the period then ended, and all real and personal property acquired since such date, except such real and personal property as has been repossessed or as has been disposed of in the ordinary course of business and, as of the Closing Date, all such real and personal property will be free and clear of all Liens.  “Permitted Liens“ means (1) Liens for taxes and other governmental charges and assessments arising in the ordinary course which are not yet due and payable, (2) Liens of landlords and Liens of carriers, warehousemen, mechanics and materialmen and other like Liens arising in the ordinary course of business for sums not yet due and payable and

(3) other Liens or imperfections on property which are not material in amount and do not materially detract from the value of or materially impair the existing use of the property affected by such Lien or imperfection.  Except as has not had or would not be expected to have a Material Adverse Effect, all leases of real property and all other leases pursuant to which the Company or such Subsidiary, as lessee, leases real or personal property are valid and effective in accordance with their respective terms and there is not, under any such lease, any existing material default by the Company or such Subsidiary or any event which, with notice or lapse of time or both, would constitute such a material default.

(s)      Tax Law Compliance. Each of the Company and the Subsidiaries has timely filed all federal, state, county, local and foreign Tax Returns (as defined herein) required to be filed by it, and all such filed Tax Returns are true, correct and complete in all material respects, and paid all Taxes (as defined herein) owed by it and no material Taxes owed by it or assessments received by it are delinquent.  With respect to Taxes not yet due, the Company has made adequate provision in the financial statements of the Company (in accordance with GAAP).  The federal income Tax Returns of the Company and the Company for the fiscal year ended March 31, 2010, and for all fiscal years prior thereto, are for the purposes of routine audit by the Internal Revenue Service (the “IRS“) closed because of the expiration of the statute of limitations, and no claims for additional Taxes for such fiscal years are pending.  Neither the Company nor any Subsidiary has waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency, in each case that is still in effect, or has pending a request for any such extension or waiver.  Neither the Company nor any Subsidiary is a party to any pending action or proceeding for the assessment or collection of Taxes and no material deficiencies have been proposed in writing by any Governmental Authority in connection with an audit or examination of the Tax Returns of the Company or any Subsidiary which has not been settled, resolved and fully satisfied, or for which reserves adequate in accordance with GAAP have not been provided on the Financial Statements.  Each of the Company and the Subsidiaries has withheld and paid all material Taxes that it is required to withhold from amounts owing to employees, creditors or other third parties.  Neither the Company nor any Subsidiary is a party to, is bound by or has any material obligation under, any Tax sharing or Tax indemnity agreement or similar contract or arrangement other than any contract or agreement between or among the Company and any Subsidiary.  Neither the Company nor any Subsidiary has participated in any “reportable transaction” within the meaning of Treasury Regulations Section 1.6011-4, or any other transaction requiring disclosure under analogous provisions of state, local or foreign law.  Neither the Company nor any Subsidiary has liability for the Taxes of any person other than the Company or any Subsidiary under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign law) as a transferee, successor or otherwise.  Neither the Company nor any Subsidiary has been a “distributing corporation” or a “controlled corporation” in any distribution in which the parties to such distribution treated the distribution as one to which Section 355 of the Internal Revenue Code of 1986, as amended (the “Code”), is applicable.  The Company has not been a United States real property holding corporation within the meaning of Section 897 of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.  Neither the Company nor any Subsidiary has undergone an “ownership change” within the meaning of Code Section 382(g), and the consummation of the Transactions should not cause an “ownership change” within the meaning of Code Section 382(g).  Neither the Company nor any Subsidiary will be required to include any item of income in, or exclude any item of deduction from, taxable income for any period (or any portion thereof) ending after the Closing as a result of any: (1) installment sale or other open transaction disposition made on or prior to the Closing; (2) prepaid amount received on or prior to the Closing; (3) written and legally binding agreement with a Governmental Authority relating to Taxes for any taxable period ending on or before the Closing; (4) change in method of accounting in any taxable period ending on or before the Closing; or (5) election under Section 108(i) of the Code.  For the purpose of this Agreement, the term “Tax” (including, with correlative meaning, the term “Taxes”) shall mean any and all domestic or foreign, federal, state, local or other taxes, customs, duties, governmental fees or other like assessments or charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Authority, including taxes on or with respect to income, franchises, windfall or other profits, gross receipts, property, transfer, sales, use, license, alternative or add on minimum, escheatment or unclaimed property, capital stock, payroll, employment, unemployment, social security, workers’ compensation or net worth, and taxes in the nature of excise, withholding, ad valorem or value added or similar taxes, and the term “Tax Return” means any return, report, information return or other document (including any related or supporting information, and attachments and exhibits) filed or required to be filed with respect to Taxes, including, without limitation, all information returns relating to Taxes of third parties, any claims for refunds of Taxes and any amendment or supplements to any of the foregoing.  “Treasury Regulation” means any final, proposed or temporary regulation of the Treasury under the Code and any successor regulation.

(t)      Intellectual Property Rights. (i) Each of the Company and the Subsidiaries own (free and clear of any claims, Liens, exclusive licenses or non-exclusive licenses not granted in the ordinary course of business) or have a valid license to use all trademarks, service marks, brand names, domain names, certification marks, trade dress and other indications of origin, the goodwill associated with the foregoing and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application; inventions, discoveries and ideas, whether patentable or not, in any jurisdiction; patents, applications for patents (including divisions, continuations, continuations in part and renewal applications), and any renewals, extensions or reissues thereof, in any jurisdiction; trade secrets and rights in any jurisdiction to limit the use or disclosure thereof by any person; writings and other works, whether copyrightable or not, in any jurisdiction; and registrations or applications for registration of copyrights in any jurisdiction, and any renewals or extensions thereof; and any similar intellectual property or proprietary rights (collectively, “Intellectual Property”) used in or necessary to carry on their business as currently conducted, and (ii) such Intellectual Property referenced in clause (i) above is valid, subsisting and enforceable, and is not subject to any outstanding order, judgment, decree or agreement adversely affecting the Company’s or the Subsidiaries’ use of, or rights to, such Intellectual Property.  The Company and the Subsidiaries have sufficient rights to use all Intellectual Property used in their business as presently conducted, all of which rights shall survive unchanged the consummation of the

Transactions.  Neither the Company nor any Subsidiary has received any written notice of infringement or misappropriation of, or any conflict with, the rights of others with respect to any Intellectual Property.  To the Company’s knowledge, no third party has infringed, misappropriated or otherwise violated the Intellectual Property rights of the Company or any Subsidiary.  There is no litigation, opposition, cancellation, proceeding, objection or claim pending, asserted, or, to the Company’s knowledge, threatened in writing against the Company or any Subsidiary concerning the ownership, validity, registerability, enforceability, infringement or use of, or licensed right to use, any Intellectual Property.  To the knowledge of the Company, none of the Company or any Subsidiary is using or enforcing any Intellectual Property owned by or licensed to the Company or any Subsidiary in a manner that would be expected to result in the abandonment, cancellation or unenforceability of such Intellectual Property.

(u)      Litigation and Other Proceedings; No Undisclosed Liabilities.  There is no pending claim, action, suit, investigation or proceeding against the Company or any Subsidiary, nor is any such claim, action, suit, investigation or proceeding, to the knowledge of the Company, threatened, nor is the Company or any Subsidiary subject to any order, judgment or decree, in each case, except as has not had and would not reasonably be expected to have a Material Adverse Effect.  Neither the Company nor any of the Subsidiaries has any liabilities or obligations of any nature (absolute, accrued, contingent or otherwise) which are not properly reflected or reserved against in the financial statements described in Section 3(b) to the extent required to be so reflected or reserved against in accordance with GAAP, except for liabilities that have arisen since March 31, 2013 in the ordinary and usual course of business and consistent with past practice and that have not had and would not reasonably be expected to have a Material Adverse Effect.

(v)      ERISA Matters. Each of the Company, the Subsidiaries and each ERISA Affiliate (as hereinafter defined) has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”) with respect to each “pension plan” (as defined in Section 3(2) of ERISA), subject to Section 302 of ERISA, which the Company, the Subsidiaries or any ERISA Affiliate sponsors or maintains, or with respect to which it has (or within the last three years had) any obligation to make contributions, and each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue Code of 1986, as amended (the “Code”). None of the Company; the Subsidiaries or any ERISA Affiliate has incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for the payment of premiums in the ordinary course) or to any such plan under Title IV of ERISA. “ERISA Affiliate” means a corporation, trade or business that is, along with the Company or any Subsidiary, a member of a controlled group of corporations or a controlled group of trades or businesses, as described in Section 414 of the Code or Section 4001 of ERISA.

(w)      Labor Matters. Employees of the Company and the Subsidiaries are not represented by any labor union nor are any collective bargaining agreements otherwise in effect with respect to such employees.  No labor organization or group of employees of the Company or any Subsidiary has made a pending demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or, to the Company’s knowledge, threatened to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority.  There are no organizing activities, strikes, work stoppages, slowdowns, lockouts, arbitrations or grievances, or other labor disputes pending or, to the knowledge of the Company, threatened against or involving the Company or any Subsidiary.  Each of the Company and the Subsidiaries is in compliance in all material respects with all applicable laws with respect to employment and employment practices, terms and conditions of employment, and wages and hours.  To the Company’s knowledge, no executive officer is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement or any other contract or agreement or any restrictive covenant in favor of a third party, and, to the Company’s knowledge, the continued employment of each such executive officer does not subject the Company or any Subsidiary to any liability with respect to any of the foregoing matters.

(x)      Compliance with Environmental Laws. To the knowledge of the Company, there is no legal, administrative, or other proceeding, claim or action pending or threatened against the Company or any Subsidiary seeking to impose, or that could reasonably be expected to result in the imposition of, on the Company or any Subsidiary, any liability relating to the use, disposal or release of hazardous substances or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances under any local, state or federal law, statute, regulation or ordinance, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (collectively, “Environmental Laws”).  Neither the Company nor any Subsidiary is subject to any agreement, order, judgment or decree by or with any Governmental Authority or third party imposing any liability under any Environmental Laws.  Neither the Company nor any Subsidiary (i) is in violation of any Environmental Laws, (ii) owns or operates any real property contaminated with any substance that is in violation of any Environmental Laws, or (iii) is liable for any off-site disposal or contamination pursuant to any Environmental Laws.

(y)      Accounting System. The Company and each of the Subsidiaries make and keep accurate books and records and maintain a system of internal accounting controls and procedures sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any material differences.

(z)      No Price Stabilization or Manipulation. Neither the Company nor any of its affiliates has and, to the Company’s knowledge, after due inquiry, no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company, whether to facilitate the sale or resale of any of the Notes or otherwise, (ii) sold, bid for, purchased, or paid anyone any compensation for soliciting purchases of, any of the Notes, or (iii) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company, other than, with respect to clauses (ii) and (iii), Sandler O’Neill & Partners, L.P. (the “Placement Agent”).

(aa)      Investment Company Act. Neither the Company nor any of its Subsidiaries is an “investment company” that is required to be registered under the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC thereunder (collectively, the “Investment Company Act”); and following the Closing, the Company and the Subsidiaries will conduct their businesses in a manner so as not to be required to register under the Investment Company Act.

(bb)      Agreements with Regulatory Agencies.  Except as Previously Disclosed, neither the Company nor any Subsidiary is subject to any cease-and-desist or other similar order or enforcement action issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any capital directive by, or since March 31, 2010, has adopted any board resolutions at the request of, any Governmental Authorities that currently restricts the conduct of its business or that relates to its capital adequacy, its liquidity and funding policies and practices, its ability to pay dividends, its credit, risk management or compliance policies, its internal controls, its management, or its operations or business (each item in this sentence, a “Regulatory Agreement”), nor has the Company or any Subsidiary been advised since March 31, 2010 by any Governmental Authority that it is considering issuing, initiating, ordering or requesting any such Regulatory Agreement.  Except as Previously Disclosed, the Company and each Subsidiary are in compliance with each Regulatory Agreement to which it is party or subject, and neither the Company nor any has received any notice from any Governmental Authority indicating that either the Company or any Subsidiary is not in compliance in all material respects with any such Regulatory Agreement.

(cc)      Brokers and Finders.  Except for the Placement Agent, neither the Company nor any Subsidiary nor any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder’s fees, and no broker or finder has acted directly or indirectly for the Company or any Subsidiary, in connection with the Transactions.  Prior to the date of this Agreement, the Company has disclosed to the Purchaser the economic and other material terms of its arrangements with the Placement Agent in connection with the Transactions.

(dd)      Loan Portfolio.

(1)      Each of the Company and each Subsidiary has complied with, and all documentation in connection with the origination, processing, underwriting and credit approval of any loan, lease or other extension of credit or commitment to extend credit (“Loans”) originated, purchased or serviced by the Company or any Subsidiary satisfied in all material respects, (i) all applicable laws with respect to the origination, insuring, purchase, sale, pooling, servicing, subservicing or filing of claims in connection with Loans, including all laws relating to real estate settlement procedures, consumer credit protection, truth in lending laws, usury limitations, fair housing, transfers of servicing, collection practices, equal credit opportunity and adjustable rate mortgages, (ii) the responsibilities and obligations relating to Loans set forth in any material contract between the Company or any Subsidiary and any Agency  (as defined herein), Loan Investor or Insurer, (iii) the applicable rules, regulations, guidelines, handbooks and other requirements of any Agency, Loan Investor (as defined herein) or Insurer (as defined herein), and (iv) the terms and provisions of any material mortgage or other collateral documents and other Loan documents with respect to each Loan.

(2)      No Agency, Loan Investor or Insurer has (i) claimed in writing that the Company or any Subsidiary has violated or has not complied with the applicable underwriting standards with respect to Loans sold by the Company or any Subsidiary to a Loan Investor or Agency, or with respect to any sale of Loan servicing rights to a Loan Investor, (ii) imposed in writing restrictions on the activities (including commitment authority) of the Company or any Subsidiary or (iii) indicated in writing to the Company or any Subsidiary that it has terminated or intends to terminate its relationship with the Company or any Subsidiary for poor performance, poor Loan quality or concern with respect to the Company’s or any Subsidiary’s compliance with laws.

(3)      To the knowledge of the Company, the characteristics of the loan portfolio of the Company have not materially changed from the characteristics of the loan portfolio of the Company as of March 31, 2013 in a manner that could reasonably be expected to result in a Material Adverse Effect with respect to the Company.

For purposes of this Section 2(ee): (i) “Agency” means the Federal Housing Administration, the Federal Home Loan Mortgage Corporation, the Farmers Home Administration (now known as Rural Housing and Community Development Services), the Federal National Mortgage Association, the United States Department of Veterans’ Affairs, the Rural Housing Service of the U.S. Department of Agriculture or any other federal or state agency with authority to (A) determine any investment, origination, lending or servicing requirements with regard to Loans originated, purchased or serviced by the Company or any Subsidiary or (B) originate, purchase, or service Loans, or otherwise promote lending, including state and local housing finance authorities; (ii)  “Loan Investor” means any person (including an Agency) having a beneficial interest in any Loan originated, purchased or serviced by the Company or any Subsidiary or a security backed by or representing an interest in any such Loan; and (iii)  “Insurer” means a person who insures or guarantees for the benefit of the Loan holder all or any portion of the risk of loss upon borrower default on any of the Loans originated, purchased or serviced by the Company or any Subsidiary, including the Federal Housing Administration, the United States Department of Veterans’ Affairs, the Rural Housing Service of the U.S. Department of Agriculture and any private mortgage insurer, and providers of hazard, title or other insurance with respect to such Loans or the related collateral.

(ee)      No Restrictions on Payments of Dividends. As of the Closing Date, except as Previously Disclosed and for any Regulatory Agreement, there will be no encumbrances or restrictions on the ability of any Subsidiary of the Company (i) to pay dividends or make other distributions on such Subsidiary’s capital stock or to pay any indebtedness to the Company or any other Subsidiary of the Company, (ii) to make loans or advances or pay any indebtedness to, or investments in, the Company or any other Subsidiary or (iii) to transfer any of its property or assets to the Company or any other Subsidiary of the Company.

(ff)      Sarbanes-Oxley. There is and has been no failure on the part of the Company and the Subsidiaries or any of the officers and directors of the Company or any of the Subsidiaries, in their capacities as such, to comply with the applicable provisions of the Sarbanes-Oxley Act.

(gg)      Risk Management; Derivatives.  The Company and the Subsidiaries have in place risk management policies and procedures sufficient in scope and operation to protect against risks of the type and in amounts expected to be incurred by persons of similar size and in similar lines of business as the Company and the Subsidiaries.  All derivative instruments, including swaps, caps, floors and option agreements, whether entered into for the Company’s own account, or for the account of one or more of the Subsidiaries or their customers, were entered into (A) only for purposes of mitigating identified risk and in the ordinary course of business, (B) in accordance with prudent practices and in material compliance with all applicable laws, rules, regulations and regulatory policies, and (C) with counterparties believed by the Company to be financially responsible at the time; and each of them constitutes the valid and legally binding obligation of the Company or one of the Subsidiaries, enforceable in accordance with its terms.  Neither the Company nor the Subsidiaries, nor, to the knowledge of the Company, any other party thereto, is in breach of any of its obligations under any such agreement or arrangement.

(hh)      Compliance with Laws and Other Matters; Insurance.  The Company and each Subsidiary:

(1)      in the conduct of its business has been, since March 31, 2011, and is in compliance in all material respects with all, and the condition and use of its properties has not, since March 31, 2011, and does not violate or infringe in any material respect any, applicable domestic (federal, state or local) or foreign laws, statutes, ordinances, licenses, rules, regulations, judgments, demands, writs, injunctions, orders or decrees applicable thereto or to employees conducting its business, including the Troubled Asset Relief Program, the Sarbanes-Oxley Act of 2002, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act, the Bank Secrecy Act of 1970 (the “BSA”), the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT) Act of 2001 (the “PATRIOT Act”), the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, all other applicable fair lending laws or other laws relating to discrimination and applicable privacy and customer information requirements contained in any federal or state privacy law or regulations, including Title V of the Gramm-Leach-Bliley Act of 1999;

(2)      has been, since March 31, 2011, compliant and currently is complying in all material respects with and, to the knowledge of the Company, has not been, since March 31, 2011, and is not under investigation with respect to, nor has been threatened in writing by any Governmental Authorities to be charged with or given notice of any material violation of, any applicable federal, state, local and foreign laws, regulations, rules, judgments, injunctions or decrees;

(3)      has not, nor has any other person on behalf of the Company or any Subsidiary that qualifies as a “financial institution” under U.S. anti-money laundering laws, in each case since March 31, 2010, knowingly acted, by itself or in conjunction with another, in any act in connection with the concealment of any currency, securities or other proprietary interest that is the result of a felony as defined in U.S. anti-money laundering laws (“Unlawful Gains”), nor knowingly accepted, transported, stored, dealt in or brokered any sale, purchase or any transaction of other nature for Unlawful Gains;

(4)      is presently insured, and since March 31, 2011 (or during such lesser period of time as the Company has owned such Subsidiary) has been insured, for reasonable amounts with, to the knowledge of the Company, financially sound and reputable insurance companies against such risks as companies engaged in a similar business would, in accordance with industry practice, customarily be insured;

(5)      (A) is not aware of any facts or circumstances that would cause it to believe that any non-public customer information has been disclosed to or accessed by an unauthorized third-party in a manner that would cause it to undertake any material remedial action; (B) has adopted and implemented in all material respects an anti-money laundering program that contains adequate and appropriate customer identification verification procedures that comply with the PATRIOT Act and such anti-money laundering program meets the requirements in all material respects of Section 352 of the PATRIOT Act and the regulations thereunder, and it has complied in all respects with any requirements to file reports and other necessary documents as required by the PATRIOT Act and the regulations thereunder; and (C) will not knowingly directly or indirectly use the proceeds of the sale of the Common Shares pursuant to Primary Investment Transactions, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person, towards any sales or operations in any country sanctioned by U.S. Office of Foreign Asset Control of the Treasury (“OFAC”) or for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC; and

(6)      has no knowledge of any facts and circumstances, and has no reason to believe that any facts or circumstances exist, that would cause the Bank: (A) to be deemed not to be in satisfactory compliance with the Community Reinvestment Act of 1977 (the “CRA”) and the regulations promulgated thereunder, or to be assigned a CRA rating by federal or state banking regulators of lower than “satisfactory”; (B) to be operating in violation, in any material respect, of the Bank Secrecy Act of 1970, the

PATRIOT Act, any order issued with respect to anti-money laundering by OFAC, or any other anti-money laundering statute, rule or regulation; or (C) not to be in satisfactory compliance, in any material respect, with all applicable privacy of customer information requirements contained in any applicable federal and state privacy laws and regulations as well as the provisions of all information security programs adopted by any such Subsidiary.

(ii)      Foreign Corrupt Practices and International Trade Sanctions.  Neither the Company nor any Subsidiary, nor any of their respective directors, officers, agents, employees or any other persons acting on their behalf (1) has violated the Foreign Corrupt Practices Act, 15 U.S.C. § 78dd-1 et seq., as amended, or any other similar applicable foreign, federal, or state legal requirement, (2) has made or provided, or caused to be made or provided, directly or indirectly, any payment or thing of value to a foreign official, foreign political party, candidate for office or any other person knowing that the person will pay or offer to pay the foreign official, party or candidate, for the purpose of influencing a decision, inducing an official to violate their lawful duty, securing any improper advantage, or inducing a foreign official to use their influence to affect a governmental decision, (3) has paid, accepted or received any unlawful contributions, payments, expenditures or gifts, (4) to the knowledge of the Company, has violated or operated in noncompliance with any export restrictions, money laundering law, anti-terrorism law or regulation, anti-boycott regulations or embargo regulations, or (5) is currently subject to any United States sanctions administered by OFAC.

(jj)      Stamp Taxes. There are no stamp or other issuance or transfer taxes or duties or other similar fees or charges required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale of the Notes.

(kk)      Derivative Financial Instruments. Any and all material swaps, caps, floors, futures, forward contracts, option agreements (other than stock options issued to the Company’s employees, directors, agents or consultants) and other derivative financial instruments, contracts or arrangements, whether entered into for the account of the Company or one of the Subsidiaries or for the account of a customer of the Company or one of the Subsidiaries, were entered into in the ordinary course of business and in accordance with Applicable Laws, rules, regulations and policies of all applicable regulatory agencies and with counterparties believed by the Company to be financially responsible at the time. The Company and each of the Subsidiaries have duly performed in all material respects all of their obligations thereunder to the extent that such obligations to perform have accrued, and there are no breaches, violations or defaults or allegations or assertions of such by any party thereunder which would, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(ll)      Fiduciary Accounts.  To the knowledge of the Company, the Company and the Subsidiaries have, in all material respects, properly administered all accounts for which it acts as a fiduciary, including accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents, applicable federal and state Law and regulation and common law.  To the knowledge of the Company, none of the

Company, the Subsidiaries or any director, officer or employee of the Company or the Subsidiaries has, in any material respect, committed any breach of trust or fiduciary duty with respect to any such fiduciary account and the accountings for each such fiduciary account are true and correct in all material respects and accurately reflect the assets of such fiduciary account.

(mm)      Section 365(o).  Neither the Company nor any Subsidiary is subject to any agreement, order, decree, law, regulation, resolution or other commitment that falls within the scope of Section 365(o) of the Bankruptcy Code.

(nn)      Transactions With Affiliates and Employees. Except as contemplated by the Transactions, none of the officers, directors, employees or Affiliates of the Company or any Subsidiary is presently a party to any contract, arrangement or transaction with the Company or any Subsidiary or to a presently contemplated contract, arrangement or transaction (other than for services as employees, officers and directors) that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated under the Securities Act.

(oo)      Off Balance Sheet Arrangements.  There is no transaction, arrangement, or other relationship between the Company (or any Subsidiary) and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its Exchange Act filings and is not so disclosed.

(pp)      Directors’ and Officers’ Insurance.  The Company (i) maintains directors’ and officers’ liability insurance and fiduciary liability insurance with, to the knowledge of the Company, financially sound and reputable insurance companies with benefits and levels of coverage that have been Previously Disclosed, (ii) has timely paid all premiums on such policies and (iii) there has been no lapse in coverage during the term of such policies.

(qq)      Shell Company Status.  The Company is not, and has never been, an issuer identified in Rule 144(i)(1).

(rr)      No Other Investor Representations and Warranties.  The Company has not received, and is not relying on, any representations or warranties, written or oral or express or implied, of any nature whatsoever, from the Purchaser or any other person other in connection with the execution and delivery of this Agreement than as specifically set forth in Section 4 of this Agreement.

(ss)      Certificates. Each certificate signed by any officer of the Company or any of the Subsidiaries and delivered to the Purchasers shall be deemed a representation and warranty by the Company or any such Subsidiary (and not individually by such officer) to the Purchasers with respect to the matters covered thereby.

4.      Representations and Warranties of Purchasers. Each of the Purchasers represents and warrants to, and agrees with, the Company that, as of the date hereof and as of the Closing Date:

(a)      Legal Power and Authority.  The Purchaser has the requisite corporate, partnership, limited liability company or other power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the Transactions.

(b)      The Agreement. This Agreement has been duly and validly authorized, executed and delivered by the Purchaser.

(c)      No Conflicts. Neither the execution, delivery and performance by the Purchaser of the Documents to which it is a party, nor the consummation of the Transactions, nor compliance by the Purchaser with any of the provisions of any of the foregoing, will (A) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of, any Lien, upon any of the properties or assets of the Purchaser under any of the terms, conditions or provisions of (i) its certificate of limited partnership or partnership agreement or similar government documents or (ii) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Purchaser is a party or by which it may be bound, or to which the Purchaser or any of the properties or assets of the Purchaser may be subject, or (B) subject to compliance with the statutes and regulations referred to in the next paragraph, and assuming the accuracy of the representations and warranties of the Company and performance of the covenants and agreements of the Company contained herein, violate in any material respect any ordinance, permit, concession, grant, franchise, law, statute, rule or regulation or any judgment, ruling, order, writ, injunction or decree applicable to the Purchaser or any of its properties, except in the case of clause (A)(ii) for such violations, conflicts and breaches that would not have a material and adverse effect on the ability of the Purchaser to consummate the transactions contemplated by the Documents to which it is a party in a timely manner.

(d)      Investment.  The acquisition of the Notes by the Purchaser is for the Purchaser’s own account, is for investment purposes only, and is not with a view to, nor for offer or sale for the Company in connection with, the distribution of any of the Notes.  The Purchaser is not participating and does not have a participation in any such distribution or the underwriting of any such distribution.  Such Purchaser does not have any contract, undertaking, agreement or arrangement with any person or entity to sell, transfer or grant participation to such person or entity or to any third person or entity with respect to the Notes other than as set forth in this Agreement.

(e)      Knowledge and Experience.

(i)      The Purchaser has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company such that the Purchaser is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests in connection with such an investment. The Purchaser is an “accredited investor” as defined in Rule 501 of Regulation D promulgated under the Securities Act. The

Purchaser is able to bear the economic risk of holding the Notes indefinitely, or losing its entire investment in the Company, which is not disproportionate to the Purchaser’s net worth.

(ii)      The Purchaser acknowledges that such Purchaser and its advisors have been furnished with all materials relating to the business, finances and operations of the Company that have been requested by such Purchaser or its advisors and has been given the opportunity to ask questions of, and to receive answers from, persons acting on behalf of the Company concerning terms and conditions of the transactions contemplated by this Agreement in order to make an informed and voluntary decision to enter into such Agreement. Notwithstanding the foregoing, such Purchaser acknowledges that, at the request of such Purchaser, the Company has not disclosed or provided any material nonpublic information in its possession to such Purchaser and that, notwithstanding the withholding of any such material nonpublic information by the Company at the request of such Purchaser, such Purchaser desire to enter into this Agreement and the Transactions. Such Purchaser acknowledges that it has reviewed the materials posted in the Company’s online data room, including the risk factors, the Disclosure Letter and the Company Reports.

(iii)      The Purchaser has made its own investment decision based upon its own judgment, due diligence and advice from such advisers as it has deemed necessary and not upon any view expressed by any other person or entity, including, without limitation, the Placement Agent. Neither such inquiries nor any other due diligence investigations conducted by such Purchaser or its advisors or representatives, if any, shall modify, amend or affect the Purchaser’s right to rely on the Company’s representations and warranties contained herein. The Purchaser is not relying upon, and has not relied upon, any advice, statement, representation or warranty made by any person or entity by or on behalf of the Company, including, without limitation, the Placement Agent, except for the express statements, representations and warranties of the Company made or contained in this Agreement. Furthermore, the Purchaser acknowledges that: (1) the Placement Agent has not performed any due diligence review on behalf of the Purchaser; (2) nothing in this Agreement or any other materials presented by or on behalf of the Company to the Purchaser in connection with the purchase of the Notes constitutes legal, tax or investment advice and such Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Notes; and (3) the Purchaser received or had access to all of the information such Purchaser deemed necessary in order to make its decision to invest in the Notes.  The Placement Agent and its affiliates (and their respective officers, directors, employees, agents, advisors, attorneys and consultants) are third-party beneficiaries to this Section 4.

(f)      Financial Capability.  At Closing, the Purchaser will have available funds necessary to consummate the Closing on the terms and conditions contemplated by this Agreement and has the ability to bear the economic risks of its prospective investment in the Notes and can afford the complete loss of such investment.

(g)      Knowledge as to Required Approvals.  As of the date of this Agreement, the Purchaser has no knowledge of any reason relating to the Purchaser or any of its Affiliates why the Required Approvals will not be obtained without the imposition of any Burdensome Condition.

(h)      Brokers and Finders.  Neither the Purchaser nor any of its respective officers, directors or employees has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder’s fees, and no broker or finder has acted directly or indirectly for the Purchaser in connection with the transactions contemplated hereby.

5.      Covenants.

(a)      Legends.

(i)      The Purchasers acknowledge that the Notes have not been registered under the Securities Act or under any state securities laws and agree that all certificates or other instruments representing the Notes will bear the restrictive legend set forth in the Indenture.

(ii)      In the event that any of the Notes (1) are sold pursuant to a registration statement under the Securities Act or (2) are eligible to be transferred without restriction in accordance with Rule 144 under the Securities Act, the Company shall promptly issue new certificates or other instruments representing such Notes, which shall not contain the restrictive legend described in (i) above provided that the Purchasers surrender to the Company any previously issued certificates or other instruments. Each Purchaser acknowledges its primary responsibilities under the Securities Act and, accordingly, will not sell or otherwise transfer the Notes or any interest therein without complying with the requirements of the Securities Act and the rules and regulations promulgated thereunder and the requirements set forth in this Agreement. Except as otherwise provided below, while the below-referenced registration statement remains effective, each Purchaser may sell Notes in accordance with the plan of distribution contained in the registration statement and if it does so it shall comply therewith and with the related prospectus delivery requirements unless an exemption therefrom is available or unless the Notes are sold pursuant to Rule 144. Each Purchaser, severally and not jointly with the other Purchasers, agrees that if it is notified by the Company in writing at any time that the registration statement registering the resale of the Notes is not effective or that the prospectus included in such registration statement no longer complies with the requirements of Section 10 of the Securities Act, such Purchaser will refrain from selling such Notes until such time as such Purchaser is notified by the Company that such registration statement is effective or such prospectus is compliant with Section 10 of the Exchange Act, unless such Purchaser is able to, and does, sell such Notes pursuant to (x) an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act ad in accordance with applicable state securities or blue sky laws, as evidenced by a legal opinion of counsel reasonably satisfactory to the Company, if requested, or (y) Rule 144 under the Securities Act.

(b)      Registration.

(i)      Subject to the terms and conditions of this Agreement, the Company covenants and agrees that as promptly as practicable after the Closing Date (and in any event no later than 90 days after the Closing Date), the Company shall prepare and file with the SEC a shelf registration on an appropriate form under Rule 415 under the Securities Act (a “Shelf Registration Statement”) covering all of the Registrable Securities (as defined below), and, to the extent the Shelf Registration Statement has not theretofore been declared effective, the Company shall use commercially reasonable efforts to cause such Shelf Registration Statement to be declared or become effective as promptly as practicable (and in any event no later than 180 days after the Closing Date) and to keep such Shelf Registration Statement continuously effective and in compliance with the Securities Act and usable for the resale of such Registrable Securities for a period from the date of its initial effectiveness until such time as there are no Registrable Securities remaining (including by refiling such Shelf Registration Statement (or a new Registration Statement) if the initial Registration Statement expires). Notwithstanding the foregoing, if the Company shall no longer be eligible to file a Shelf Registration Statement, then the Company shall not be obligated to file or keep effective a Shelf Registration Statement and the Company shall not be required to effect any other registration with respect to the Registrable Securities unless and until requested to do so in writing by the Purchasers or Holders; provided, that, in such event that the Company becomes no longer eligible to file a Shelf Registration Statement, any Purchaser or Holder shall have the right to demand the registration (a “Demand Registration”) of the Registrable Securities, and, in such event, the Company shall file with the SEC a registration statement (a “Demand Registration Statement”) on an appropriate form covering all Registrable Securities no less than 30 days following the Company’s receipt of notice of such demand from any Purchaser or Holder, and further to the extent the Demand Registration Statement has not theretofore been declared effective, the Company shall use commercially reasonable efforts to cause such Demand Registration Statement to be declared or become effective as promptly as practicable (and in any event no later than 45 days after the Company’s receipt of notice of such demand from any Purchaser or Holder).

(ii)      The Company shall not be required to effect a registration with respect to securities that are not Registrable Securities, or if the Company has notified the Purchasers and all other Holders that in the good faith judgment of its Board of Directors, it would be materially detrimental to the Company or its securityholders for such registration to be effected at such time, in which event the Company shall have the right to defer such registration for a period of not more than 90 days after receipt of the request of any Purchaser or any other Holder.

(iii)      All Registration Expenses incurred in connection with any registration, qualification or compliance hereunder shall be borne by the Company. All Selling Expenses incurred in connection with any registrations hereunder shall be borne by the holders of the securities so registered pro rata on the basis of the aggregate offering or sale price of the securities so registered.

(iv)      The Company shall use its commercially reasonable efforts, for so long as there are Registrable Securities outstanding, to take such actions as are under its control to not become an ineligible issuer (as defined in Rule 405 under the Securities Act). In addition, whenever required to effect the registration of any Registrable Securities or facilitate the distribution of Registrable Securities pursuant to an effective Shelf Registration Statement or Demand Registration Statement, the Company shall, as expeditiously as reasonably practicable;

(1)      furnish to the Holders and any underwriters such number of copies of the applicable registration statement and each such amendment and supplement thereto (including in each case all exhibits) and of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned or to be distributed by them.

(2)      use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders or any underwriter, to keep such registration or qualification in effect for so long as such registration statement remains in effect, and to take any other action which may be reasonably necessary to enable such seller to consummate the disposition in such jurisdictions of the securities owned by such Holder; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions; and

(3)      notify each Holder of Registrable Securities at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the applicable prospectus, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

(4)      give commercially reasonable written notice to the Holders:

(A)      when any registration statement filed pursuant to Section 5(b)(i) or any amendment thereto has been filed with the SEC (except for any amendment effected by the filing of a document with the SEC pursuant to the Exchange Act) and when such registration statement or any post-effective amendment thereto has become effective;

(B)      of any request by the SEC for amendments or supplements to any registration statement or the prospectus included therein or for additional information;

(C)      of the issuance by the SEC of any stop order suspending the effectiveness of any registration statement or the initiation of any proceedings for that purpose;

(D)      of the receipt by the Company or its legal counsel of any notification with respect to the suspension of the qualification of the Common Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(E)      of the happening of any event that requires the Company to make changes in any effective registration statement or the prospectus related to the registration statement in order to make the statements therein not misleading (which notice shall be accompanied by an instruction to suspend the use of the prospectus until the requisite changes have been made).

(v)      Furnishing of Information.

(1)      Neither the Purchasers nor any Holder shall use any free writing prospectus (as defined in Rule 405 under the Securities Act) in connection with the sale of Registrable Securities without the prior written consent of the Company.

(2)      It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 5(b) the Purchasers and/or the selling Holders and the underwriters, if any, shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to effect the registered offering of their Registrable Securities.

(vi)      With a view to making available to the Purchasers and Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its commercially reasonable efforts to:

(1)      make and keep public information available, as those terms are understood and defined in Rule 144(c)(1) or any similar or analogous rule promulgated under the Securities Act, at all times after the date of this Agreement;

(2)      (A) file with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act, and (B) if at any time the Company is not required to file such reports, make available, upon the request of any Holder, such information necessary to permit sales pursuant to Rule 144A under the Securities Act (including the information required by Rule 144A(d)(4) under the Securities Act);

(3)      so long as any Purchaser or a Holder owns any Registrable Securities, furnish to the Purchasers or such Holder forthwith upon request: (A) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 under the Securities Act, and of the Exchange Act; (B) a copy of the most recent annual or quarterly report of the Company; and (C) such other reports and documents as any Purchaser or Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities to the public without registration; and

(4)      take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act.

(vii)      The rights to cause the Company to register the Registrable Securities granted pursuant to Section 5(b)(i) may be assigned or otherwise conveyed, in a transaction which complies with the requirements of the Securities Act and all applicable state securities laws, by a Purchaser to a transferee or assignee of the ten percent (10%) or more of the Notes.

(viii)      As used in this Section, the following terms shall have the following respective meanings:

(1)      “Holder” means the Purchasers and any other holder of Registrable Securities to whom the registration rights conferred by this Agreement have been transferred in compliance with this Agreement.

(2)      “Holders’ Counsel” means one counsel for the selling Holders chosen by Holders holding a majority interest in the Registrable Securities being registered.

(3)      “Registrable Securities” means all Notes, provided that, once issued, such securities will not be Registrable Securities when (A) they are sold pursuant to an effective registration statement under the Securities Act, (B) they may be sold pursuant to Rule 144 under the Securities Act without limitation thereunder on volume and without the requirement for the Company to be in compliance with the current public information required under Rule 144(c)(1), (C) they shall have ceased to be outstanding or (D) they have been sold in a private transaction in which the transferor’s rights under this Agreement are not assigned to the transferee of the securities. No Registrable Securities may be registered under more than one registration statement at any one time.

(4)      “Registration Expenses” mean all expenses incurred by the Company in effecting any registration pursuant to this Agreement (whether or not any registration or prospectus becomes effective or final) or otherwise complying with its obligations under this Section 5(b), including all registration, filing and listing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses, expenses incurred in connection with any “road show”, the reasonable fees and disbursements of Holders’ Counsel, and expenses of the Company’s independent accountants in connection with any regular or special reviews or audits incident to or required by any such registration, but shall not include Selling Expenses.

(5)      “Selling Expenses” mean all discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities and fees and disbursements of counsel for any Holder (other than the fees and disbursements of Holders’ Counsel included in Registration Expenses).

(c)      DTC.

(i)      The Company agrees to use its commercially reasonable efforts to have the global certificate or certificates representing the Notes made eligible for clearance and settlement through DTC as of the Closing; provided, however, that if DTC determines, in its sole discretion, that the Notes cannot be made eligible for clearance and settlement through DTC, the parties agree that the Company shall deliver to the respective Purchasers of the Notes one or more certificates representing the Notes in definitive form, registered in such name or names and denominations as such Purchasers may request, against payment by such Purchasers as set forth in Section 2.  To the extent the Notes are delivered in definitive form, the parties agree to make any changes to the Indenture necessary to effect the same.

(ii)      As promptly as practicable after any registration statement filed pursuant to Section 5(b) hereof is declared effective, the Company shall use commercially reasonable efforts to ensure the Registrable Securities shall be eligible for clearance, settlement and trading in “book-entry” form through the facilities of DTC.  The Registrable Securities will be represented by one or more definitive global certificates in book-entry form and will be deposited by or on behalf of the Company with DTC or its designated custodian, and registered in the name of Cede & Co.

(d)      Payment of Expenses. Whether or not the Transactions are consummated or this Agreement is terminated, the Company agrees to pay (i) all costs, expenses, fees and taxes incident to and in connection with the negotiation, printing, processing and distribution (including, without limitation, word processing and duplication costs) and delivery of, each of the Documents, and the preparation, issuance and delivery of the Notes, (ii) all fees and expenses of the counsel, accountants and any other experts or advisors retained by the Company, (iii) all fees and expenses (including fees and expenses of counsel) of the Company in connection with approval of the Registrable Securities by DTC for book-entry transfer, (iv) all fees charged by rating agencies in connection with the rating of the Notes, and (v) all fees and expenses (including reasonable fees and expenses of counsel) of the Trustee.

(e)      Transaction Documents. The parties agree to do and perform all things required to be done and performed under the Documents prior to and after the Closing Date.

(f)      Stabilization or Manipulation. The Company agrees not to take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Notes or any other reference security, whether to facilitate the sale or resale of the Notes or otherwise.

(g)      Stamp Taxes. The Company agrees pay all stamp or other issuance or transfer taxes or duties other similar fees or charges which may be imposed by any governmental or regulatory authority in connection with the execution and delivery of this Agreement or the issuance or sale of the Notes.

(h)      Reporting Requirements. The Company, until the completion of the distribution of the Notes, will file all documents required to be filed with the SEC pursuant to the Exchange Act within the time periods required by the Exchange Act.

6.      Conditions. The obligations of the Purchasers to purchase the Notes under this Agreement are subject to the performance by the Company of the covenants and obligations hereunder and the satisfaction of each of the following conditions:

(a)      Representations, Warranties and Agreements. All the representations and warranties of the Company contained in this Agreement and in each of the other Documents shall be true and correct in all material respects as of the date hereof and on the Closing Date. On or prior to the Closing Date, the Company shall have performed or complied with all of the agreements and satisfied all conditions on their respective parts to be performed, complied with or satisfied pursuant to the Documents (other than conditions to be satisfied by such other parties, which the failure to so satisfy would not, individually or in the aggregate, have a Material Adverse Effect).

(b)      Closing Deliverables. Each Purchaser shall have received on the Closing Date:

(i)      Officers’ Certificate. A certificate dated the Closing Date, signed by (1) the Chief Executive Officer and (2) the principal financial or accounting officer of the Company, on behalf of the Company, to the effect that (A) the representations and warranties set forth in Section 3 hereof, in each of the Documents are true and correct in all material respects with the same force and effect as though expressly made at and as of the Closing Date, (B) the Company has performed and complied with all agreements and satisfied all conditions in all material respects on its part to be performed or satisfied at or prior to the Closing Date, (C) on the Closing Date, since the date hereof or since the date of the most recent financial statement in the Company Reports, no event or events have occurred, no information has become known nor does any condition exist that, individually or in the aggregate, would have a Material Adverse Effect, (D) except as contemplated by the Transactions and the draft Plan of Reorganization provided to each Purchaser, since the date of the most recent financial statements in the Company Reports, neither the Company nor any other Subsidiary has incurred any liabilities or obligations, direct or contingent, not in the ordinary course of business, that are material to the Company and the Subsidiaries, taken as a whole, or entered into any transactions not in the ordinary course of business that are material to the business, condition (financial or otherwise) or results of operations of the Company and the Subsidiaries, taken as a whole, and there has not been any change in the capital stock or long-term indebtedness of the Company or any other Subsidiary that is material to the business, condition (financial or otherwise) or results of operations of the Company and the Subsidiaries, taken as a whole, and (E) the sale of the Notes has not been enjoined (temporarily or permanently).

(ii)      Secretary’s Certificate. A certificate, dated the Closing Date, executed by the Secretary of the Company, certifying such matters as the applicable Purchaser may reasonably request.

(iii)      Good Standing Certificates. Certificates, dated as of a date within five days prior to the Closing Date or such other date as is reasonably practical, evidencing qualification of the Company as a (1) domestic corporation in good standing issued by the Secretary of State of the State of Delaware, and (2) foreign corporation in good standing issued by the Secretaries of State (or comparable office) of each of the jurisdictions in which the Company is operates.

(iv)      Executed Documents. Each Purchaser shall have received fully executed originals of each Document (each of which shall be in full force and effect), and each certificate, letter and other document to be delivered in connection with the Transactions.

(v)      Delivery of Notes.  The Company shall have executed and delivered to the Purchasers one or more certificates representing the Notes (in global form or definitive form as set forth in Section 5(c)) purchased by such Purchasers.

(c)      No Material Adverse Change. Subsequent to the respective dates as of which information is given in the Company Reports, there shall not have been any Material Adverse Change that would be reasonably expected to (1) make it impracticable or inadvisable to proceed with the offering, sale or delivery of the Notes on the terms and in the manner contemplated by this Agreement, or (2) materially impair the investment quality of any of the Notes.

(d)      No Hostilities. There shall not exist any outbreak or escalation of hostilities or other national or international calamity or crisis, including acts of terrorism, or material adverse change or disruption in economic conditions in, or in the financial markets of, the United States (it being understood that any such change or disruption shall be relative to such conditions and markets as in effect on the date hereof), if the effect of such outbreak, escalation, calamity, crisis, act or material adverse change in the economic conditions in, or in the financial markets of, the United States would be reasonably expected to make it impracticable or inadvisable to market or proceed with the offering or delivery of the Notes or to enforce contracts for the sale of any of the Notes.

(e)      Banking Moratorium. There shall not exist (1) a declaration of a banking moratorium by any Governmental Authority has occurred or the taking of any action by any Governmental Authority after the date hereof in respect of its monetary or fiscal affairs or (2) a material disruption in settlement or clearing services that, in the case of clause (1) of this paragraph, that could reasonably be expected to have a material adverse effect on the financial markets in the United States.

(f)      Required Approvals.  All Governmental Approvals of the Board of Governors of the Federal Reserve System (the “Federal Reserve”) and the Office of the Comptroller of the Currency (the “OCC”) required to have been obtained at or prior to the Closing Date for the consummation or effectiveness (as applicable) of the applicable Transactions shall have been obtained and shall be in full force and effect (such Governmental Approvals, the “Required Approvals”); provided, however, that, with respect to the Purchaser, (A) no Required Approval shall impose or contain any restraint or condition that would reasonably be expected to impair in any material respect the benefits to the Purchaser of the Investment and (B) no Required Approval shall require any modification of governance arrangements with respect to, or impose any capital or other support requirements on, the Purchaser or any of its Affiliates (each, a “Burdensome Condition”).

(g)      Indebtedness.  On the Closing Date, the Company shall have no outstanding Indebtedness (as defined in the Indenture), except Indebtedness resulting from the issuance of the Notes.

(h)      Confirmation of the Plan of Reorganization.  The Plan of Reorganization effecting the Transactions shall have been confirmed by the Bankruptcy Court and shall have been substantially consummated.

(i)      Transactions under the Stock Purchase Agreements.  Contemporaneously with the Closing, the Company shall consummate the transactions contemplated by the Stock Purchase Agreements and shall have received proceeds of such issuance in an amount not less than $[       ] million.

(j)      Purchase of Notes.  The Company shall have confirmed in writing to the Purchasers that it will be issuing an aggregate of not less than $[       ] aggregate principal amount of Notes on the Closing Date pursuant to this Agreement.

(k)      Indenture.  The Purchasers shall have received the Indenture duly executed and delivered by the Company and the Trustee, and the Notes shall have been (i) duly executed by the Company and (ii) authenticated by the Trustee.

7.      Indemnification and Contribution.

(a)      Indemnification by the Company. The Company agrees to indemnify and hold harmless each Purchaser, its affiliates, directors, officers, partners, employees and agents, and each person, if any, who controls any Purchaser within the meaning of Section 15 of the Securities Act against any losses, claims, damages or liabilities of any kind to which each Purchaser, affiliate, director, officer, partner, employee, agent or such controlling person may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company, insofar as any such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:

(i)      any untrue statement or alleged untrue statement of a material fact contained in any Company Report or any registration statement, prospectus or any amendment or supplement thereto filed or prepared pursuant to Section 5(b) hereof (a “Registration Document”);

(ii)      the omission or alleged omission to state, in any Company Report or any Registration Document thereto, a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; or

(iii)      any failure by the Company duly to perform or observe any term, provision, covenant, agreement or condition required to be performed or observed under this Agreement.

Subject to the provisions hereof, the Company will reimburse, as incurred, each Purchaser and its affiliates, directors, officers, employees, agents and each such controlling persons for any legal or other expenses incurred by such person in connection with investigating, defending against, settling, compromising, paying or appearing as a third-party witness in connection with any such loss, claim, damage, liability, expense or action in respect thereof; provided, however, the Company will not be liable to the extent that (1) any untrue statements or omissions, or alleged untrue statements or omissions, in any Registration Document are based solely upon information regarding a Purchaser furnished to the Company by such Purchaser expressly for use therein, or to the extent that such information relates to such Purchaser or such Purchaser’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved by such Purchaser expressly for use in the Registration Document, or (2) the use by such

Purchaser of an outdated or defective prospectus that is a Registration Document after the Company has notified such Purchaser in writing that such prospectus is outdated or defective and prior to the receipt by such Purchaser of an amended or supplemented prospectus, but only if and to the extent that following the receipt of the amended or supplemented prospectus the misstatement or omission giving rise to such loss, claim, damage, liability, expense or action in respect thereof would have been corrected. The indemnity agreement set forth in this Section shall be in addition to any liability that the Company and the Bank may otherwise have to the indemnified parties.

(b)      Notifications and Other Indemnification Procedures. As promptly as reasonably practicable after receipt by an indemnified party under this Section of notice of the commencement of any action for which such indemnified party is entitled to indemnification under this Section, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section, notify the indemnifying party of the commencement thereof in writing; but the omission to so notify the indemnifying party (i) will not relieve such indemnifying party from any liability under Section 7(a) unless and only to the extent it is materially prejudiced as a proximate result thereof and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in Section 7(a). In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may elect, jointly with any other indemnifying party similarly notified by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the defendants in any such action include both the indemnified party and the indemnifying party, and the indemnified party shall have concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be one or more legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, or (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after receipt by the indemnifying party of notice of the institution of such action, then, in each such case, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties at the expense of the indemnifying party. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and reasonable approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the fees and expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances) or (ii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party and shall be paid as they are incurred. After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the prior written consent of the indemnifying party (which consent shall not be unreasonably withheld), unless such indemnifying party waived in writing its rights under this Section, in which case the indemnified party may affect such a settlement without such consent.

(c)      Settlements. No indemnifying party shall be liable under this Section for any settlement of any claim or action (or threatened claim or action) effected without its written consent, which shall not be unreasonably withheld, but if a claim or action settled with its written consent, or if there be a final judgment for the plaintiff with respect to any such claim or action, each indemnifying party jointly and severally agrees, subject to the exceptions and limitations set forth above, to indemnify and hold harmless each indemnified party from and against any and all losses, claims, damages or liabilities (and legal and other expenses as set forth above) incurred by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld), effect any settlement or compromise of any pending or threatened proceeding in respect of which the indemnified party is or could have been a party, or indemnity could have been sought hereunder by the indemnified party, unless such settlement (A) includes an unconditional written release of the indemnified party, in form and substance satisfactory to the indemnified party, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of the indemnified party. Notwithstanding the foregoing, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for legal or other expenses as contemplated by Section 7(c), the indemnifying party agrees that it shall be liable for any settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement or compromise of, or consent to the entry of such judgment.

8.      Termination. (A) The Purchasers may terminate this Agreement (i) at any time prior to the Closing Date by written notice signed by all Purchasers to the Company if any of the events described in Sections 6(b)(v) (No Material Adverse Change), 6(b)(vi) (No Hostilities) or 6(b)(vii) (Banking Moratorium) shall have occurred of if the Purchasers shall decline to purchase the Notes for any reason permitted by this Agreement or (ii) on the Closing Date if any condition described in Section 6 is not fulfilled or waived in writing by the Purchasers on or prior to the

Closing Date. Any termination pursuant to this Section shall be without liability on the part of (a) the Company to the Purchasers, except that the Company shall be obligated to reimburse the expenses of the Purchasers pursuant to Section 5(d) hereof or (b) the Purchasers to the Company, except, in the case of each of clauses (a) and (b), that the provisions of Sections 8 and 9 hereof shall at all times be effective and shall survive such termination.

(B)      In addition, this Agreement may be terminated prior to the Closing by the Company or the Investor, upon written notice to the other party, in the event that the Closing does not occur on or before the one hundred eightieth (180th) day following the date of this Agreement; provided, however, that the right to terminate this Agreement pursuant to this Section 8(B) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to such date.

9.      Survival. The representations and warranties, covenants, indemnities and contribution and expense reimbursement provisions and other agreements of the Company and the Bank, as applicable, set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of the Purchasers, (ii) the acceptance of the Notes, and payment for them hereunder, and (iii) any termination of this Agreement.

10.      Miscellaneous.

(a)      Notices. Notices given pursuant to any provision of this Agreement shall be addressed as follows: (i) if to the Company, to: Anchor BanCorp Wisconsin Inc., 25 West Main Street, Madison, Wisconsin 53703, Attention: Mark D. Timmerman, with a copy to: Skadden, Arps, Slate, Meagher & Flom LLP, Attention: Sven G. Mickisch and Michael J. Zeidel, and (ii) if to the Purchasers, to their respective addresses listed in Schedule I (or in any case to such other address as the person to be notified may have requested in writing).

(b)      Beneficiaries. This Agreement has been and is made solely for the benefit of and shall be binding upon the Company, the Bank, the Purchasers and to the extent provided in Section 6 hereof, the controlling persons, affiliates, officers, directors, partners, employees, representatives and agents referred to in Section 6 hereof and their respective heirs, executors, administrators, successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term “successors and assigns” shall not include a purchaser of any of the Notes from any Purchaser merely because of such purchase.

(c)      Governing Law; Jurisdiction; Waiver of Jury Trial; Venue. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. The Company and each Purchaser hereby expressly and irrevocably (i) submits to the non-exclusive jurisdiction of the federal courts sitting in the City of New York in any suit or proceeding arising out of or relating to this Agreement or the Transactions, and (ii) waives (a) its right to a trial by jury in any legal action or proceeding relating to this Agreement, the Transactions or any course of conduct, course of dealing, statements (whether verbal or written) or actions of the Purchasers and for any counterclaim related to any of the foregoing and (b) any obligation which it may have or hereafter may have to the laying of venue of any such litigation brought in any such court referred to above and any claim that any such litigation has been brought in an inconvenient forum.

(d)      Entire Agreement; Counterparts. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

(e)      Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(f)      Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(g)      Amendment. This Agreement may be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may be given, provided that the same are in writing and signed by all of the signatories hereto.

(h)      Default by a Purchaser. If any one or more Purchasers shall fail to purchase and pay for any of the Notes agreed to be purchased by such Purchaser or Purchasers hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Purchasers shall be obligated severally to take up and pay for (in the respective proportions which the amount of Notes set forth opposite their names in Schedule I hereto bears to the aggregate amount of Notes set forth opposite the names of all the remaining Purchasers) the Notes which the defaulting Purchaser or Purchasers agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Notes which the defaulting Purchaser or Purchasers agreed but failed to purchase shall exceed 10% of the aggregate amount of Notes set forth in Schedule I hereto, the remaining Purchasers shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Notes, and if such nondefaulting Purchasers do not purchase all the Notes, this Agreement will terminate without liability to any nondefaulting Purchaser or the Company. In the event of a default by any Purchaser as set forth in this Section 10, the Closing Date shall be postponed for such period, not exceeding seven days, as the

Company shall determine in order that the required changes in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Purchaser of its liability, if any, to the Company and any nondefaulting Purchaser for damages occasioned by its default hereunder.

Please confirm that the foregoing correctly sets forth the agreement between the Company and the Purchasers.

ANCHOR BANCORP WISCONSIN INC.

By:
Name:	Mark D. Timmerman
Title:	Executive Vice President, Secretary and General Counsel

Accepted and Agreed to:

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